              As filed with the Securities and Exchange Commission
                                 on May 10, 2002

                                                      Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ePRESENCE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             Massachusetts                                      04-2798394
    (State or Other Jurisdiction of                         (I.R.S. Employer
     Incorporation or Organization)                       Identification Number)

     120 Flanders Road, Westboro, Massachusetts                    01581
      (Address of Principal Executive Offices)                  (Zip Code)

                            2001 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                              Kevin F. Newman, Esq.
                                 ePresence, Inc.
                                120 Flanders Road
                          Westboro, Massachusetts 01581
                     (Name and Address of Agent For Service)
                                 (508) 898-1000
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------
    Title of         Amount to be      Proposed          Proposed          Amount of
 securities to be     registered        maximum           maximum       registration fee
   registered                       offering price       aggregate
                                      per share        offering price
-----------------------------------------------------------------------------------------
Common Stock           750,000         $4.07 (1)         $3,052,500(1)       $280.83
$.01 par value         shares
-----------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low sale prices of the Common Stock on the Nasdaq National Market on May 7, 2002 in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended.
===============================================================================

                     Statement of Incorporation by Reference

           This Registration Statement on Form S-8 incorporates by reference the contents of (i) Part I and (ii) Part II, Items 3, 4, 6, 7 and 9, of the Registration Statement on Form S-8 Form No. 333-60764, filed by the Registrant on May 11, 2001 relating to the Registrant's 2001 Stock Incentive Plan.

         Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

         Item 8.  Exhibits.

         The exhibits listed on the Exhibit Index are filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westboro, Massachusetts on the 10th day of May, 2002.

                                         ePRESENCE, INC.


                                         By: /s/ Richard M. Spaulding
                                             ------------------------
                                             Richard M. Spaulding
                                             Senior Vice President and
                                             Chief Financial Officer


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of ePresence, Inc., hereby severally constitute William P. Ferry, Richard M. Spaulding, Kevin F. Newman and William S. Gehrke, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable ePresence, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                          Title                    Date
         ---------                          -----                    ----

/s/ William P. Ferry          President, Chief Executive           May 10, 2002
--------------------------    Officer and Director (Principal
William P. Ferry              Executive Officer)

/s/ Richard M. Spaulding      Senior Vice President and Chief      May 10, 2002
--------------------------    Financial Officer (Principal
Richard M. Spaulding          Financial Officer and Principal
                              Accounting Officer)

/s/ John F. Burton            Director                             May 10, 2002
--------------------------
John F. Burton

/s/ Albert A. Notini          Director                             May 10, 2002
--------------------------
Albert A. Notini

/s/ John J. Rando             Director                             May 10, 2002
--------------------------
John J. Rando

/s/ Fontaine K. Richardson    Director                             May 10, 2002
--------------------------
Fontaine K. Richardson

/s/ Robert M. Wadsworth       Director                             May 10, 2002
--------------------------
Robert M. Wadsworth

                                  Exhibit Index
                                  -------------

Exhibit
Number       Description
-------      -----------

  4/(1)/ Specimen Certificate for shares of Common Stock, $.01 par value per share, of the Registrant

  5          Opinion of Hale and Dorr LLP

23.1         Consent of Hale and Dorr LLP (included in Exhibit 5)

23.2         Consent of PricewaterhouseCoopers LLP

23.3         Consent of Arthur Andersen LLP

  24 Power of Attorney (included on the signature page of this Registration Statement)

_________

/(1)/ Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 33-49194).